Exhibit 4.2

EIGHTH SUPPLEMENTAL INDENTURE

between

DIAMOND OFFSHORE DRILLING, INC.

and

THE BANK OF NEW YORK MELLON,

as Trustee

Dated as of

NOVEMBER 5, 2013

i

Section 3.10.	Benefit of Eighth Supplemental Indenture	22
Section 3.11.	Acceptance by Trustee	22
Section 3.12.	Waiver of Jury Trial	22
Section 3.13.	Force Majeure	23
ANNEX A – Form of 2023 Notes
ANNEX B – Form of 2043 Notes

ii

DIAMOND OFFSHORE DRILLING, INC.

EIGHTH SUPPLEMENTAL INDENTURE

THIS EIGHTH SUPPLEMENTAL INDENTURE, dated as of November 5, 2013, between Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor under the Indenture to The Chase Manhattan Bank), a banking corporation organized and existing under the laws of the State of New York (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 4, 1997 (the “Indenture”), providing for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness in one or more fully registered series;

WHEREAS, Section 901(5) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

WHEREAS, Sections 901(2) and 901(7) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

WHEREAS, Section 301 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

WHEREAS, the Company desires to initially issue $250,000,000 aggregate principal amount of 3.45% Senior Notes due 2023 (the “Original 2023 Notes” and, together with all the Additional 2023 Notes (as defined herein), if any, hereinafter referred to, the “2023 Notes”), a new series of Security, the issuance of which was authorized by resolution of the Board of Directors of the Company, adopted by unanimous written consent dated October 29, 2013, and by a unanimous written consent of the Securities Committee of the Board of Directors of the Company, dated October 31, 2013;

WHEREAS, the Company desires to initially issue $750,000,000 aggregate principal amount of 4.875% Senior Notes due 2043 (the “Original 2043 Notes” and, together with all the Additional 2043 Notes (as defined herein), if any, hereinafter referred to, the “2043 Notes”), a new series of Security, the issuance of which was authorized by resolution of the Board of Directors of the

Company, adopted by unanimous written consent dated October 29, 2013, and by a unanimous written consent of the Securities Committee of the Board of Directors of the Company, dated October 31, 2013. The 2023 Notes and the 2043 Notes are hereinafter referred to as the “Notes”;

WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Eighth Supplemental Indenture to supplement and amend in certain respects the Indenture insofar as it will apply only to each series of the Notes (and not to any other series); and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Eighth Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with their and its terms.

NOW THEREFORE:

In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all respective Holders of the 2023 Notes and the 2043 Notes as follows:

ARTICLE 1

THE 2023 NOTES AND 2043 NOTES

Section 1.01. Designation of 2023 Notes and 2043 Notes; Establishment of Form. There shall be a series of Securities designated “3.45% Senior Notes due 2023” of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Eighth Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2023 Notes, as evidenced by their execution of the 2023 Notes. There shall be a series of Securities designated “4.875% Senior Notes due 2043” of the Company and the form thereof shall be substantially as set forth in Annex B hereto, which is incorporated into and shall be deemed a part of this Eighth Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2043 Notes, as evidenced by their execution of the 2043 Notes.

(a) Global Securities. All of the 2023 Notes and the 2043 Notes, respectively, shall be issued initially in the form of one or more notes in registered, global form without interest coupons (collectively, the “Global Securities”). The Global Securities for each series of Notes shall be deposited on behalf of the purchasers of such Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company (the “DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in the DTC (including, if applicable, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

Each Global Security shall represent such of the Outstanding Notes of such series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges or redemptions of such Notes. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the principal amount of Outstanding Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have rights under this Eighth Supplemental Indenture with respect to any Global Security held in the name of the Depositary or any nominee thereof, or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any Notes.

(b) Certified Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 1.02(a) hereof.

(c) Paying Agent. The Company shall maintain an office or agency where each series of Notes may be presented for payment (“Paying Agent”). The Company shall enter into an appropriate agency agreement with any Paying Agent (if the Paying Agent is other than the Trustee). Any such agreement shall implement the provisions of this Eighth Supplemental Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent. The Company initially appoints the Trustee as Paying Agent in connection with each series of Notes.

(d) Additional 2023 Notes. Subject to the terms and conditions contained herein, the Company may issue additional Securities (the “Additional 2023 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Original 2023 Notes (except for the Issue Date, offering price, interest accrued to the Issue Date and in some cases, first Interest Payment Date), without the consent of the Holders of the 2023 Notes then Outstanding, provided that if such Additional 2023 Notes are not fungible with the Original 2023 Notes for U.S. federal income tax purposes, such Additional 2023 Notes will have a separate CUSIP, ISIN or Common Code, as applicable. The aggregate principal amount of the Additional 2023 Notes, if any, shall be unlimited. The Original 2023 Notes and the Additional 2023 Notes, if any, shall constitute one series for all purposes under this Eighth Supplemental Indenture (and as such will vote together on matters under the Indenture). Any Additional 2023 Notes may be issued by or pursuant to a Board Resolution or a supplement to the Indenture. Notwithstanding the foregoing, no Additional 2023 Notes may be issued if an Event of Default shall have occurred and be continuing with respect to the 2023 Notes.

(e) Additional 2043 Notes. Subject to the terms and conditions contained herein, the Company may issue additional Securities (the “Additional 2043 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Original 2043 Notes (except for the Issue Date, offering price, interest accrued to the Issue Date and in some cases, first Interest Payment Date), without the consent of the Holders of the 2043 Notes then Outstanding, provided that if such Additional 2043 Notes are not fungible with the Original 2043 Notes for U.S. federal income tax purposes, such Additional 2043 Notes will have a separate CUSIP, ISIN or Common Code, as applicable. The aggregate principal amount of the Additional 2043 Notes, if any, shall be unlimited. The Original 2043 Notes and the Additional 2043 Notes, if any, shall constitute one series for all purposes under this Eighth Supplemental Indenture (and as such will vote together on matters under the Indenture). Any Additional 2043 Notes may be issued by or pursuant to a Board Resolution or a supplement to the Indenture. Notwithstanding the foregoing, no Additional 2043 Notes may be issued if an Event of Default shall have occurred and be continuing with respect to the 2043 Notes.

Section 1.02. Transfer and Exchange.

(a) Transfer and Exchange of Global Securities.

(1) Certificated Securities. Certificated Securities shall be issued in exchange for interests in the Global Securities only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days or (ii) the Company at any time and in its sole discretion determines not to have the 2023 Notes or the 2043 Notes represented by a Global Security for such series. In each case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee, provided that such Certificated Securities shall be in denominations of $2,000 of principal amount and integral multiple of $1,000 in excess thereof unless the Company instructs otherwise. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 1.02(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

(2) Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred, except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Nothing in this Section 1.02(a)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 1.02.

(b) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certified Security except under the limited circumstances provided in Section 1.02(a) hereof and upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request in the form satisfactory to the Trustee from the Depositary or its nominee on behalf of a person having a beneficial interest in a Global Security to register the transfer of all or a portion of such beneficial interest in accordance with Applicable Procedures for a Certificated Security, together with:

(1) written instructions to the Trustee to make, or direct the Security Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Notes represented by such Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(2) if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to them, then the Trustee shall cause, or direct the Security Registrar to cause, in accordance with the standing instructions and procedures existing between the Depository and the Security Registrar, the aggregate principal amount of the Notes of such series represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

(c) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

(1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(2) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations;

such Security Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 305 of the Indenture.

(d) Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are presented by a Holder to a Security Registrar with a request:

(1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security; or

(2) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities;

the Security Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 305 of the Indenture.

(e) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries. Any Securities purchased by the Company shall thereupon be canceled in accordance with Section 309 of the Indenture.

Section 1.03. Amount. The Trustee shall authenticate and deliver Original 2023 Notes for original issue in an aggregate principal amount of up to $250,000,000 upon a Company Order for the authentication and delivery of such Notes, without any further action by the Company. The aggregate principal amount of Original 2023 Notes that may be authenticated and delivered under the Indenture may not exceed the amount set in the foregoing sentence, except for 2023 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2023 Notes pursuant to Section 1.02 of this Eighth Supplemental Indenture or Section 204, 304, 305, 306, 906 or 1107 of the Indenture. The Trustee shall authenticate and deliver Original 2043 Notes for original issue in an aggregate principal amount of up to $750,000,000 upon a Company Order for the authentication and delivery of such Notes, without any further action by the Company. The aggregate principal amount of Original 2043 Notes that may be authenticated and delivered under the Indenture may not exceed the amount set in the foregoing sentence, except for 2043 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2043 Notes pursuant to Section 1.02 of this Eighth Supplemental Indenture or Section 204, 304, 305, 306, 906 or 1107 of the Indenture.

Section 1.04. Regular Interest. The principal of the 2023 Notes shall bear interest at the rate of 3.45% per annum from November 5, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2014, to the Persons in whose names the 2023 Notes are registered at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the 2023 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which interest is payable is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay). The principal of the 2043 Notes shall bear interest at the rate of 4.875% per annum from November 5, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 2014, to the Persons in whose names the 2043 Notes are registered at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the 2043 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which interest is payable is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

Section 1.05. Denominations. Each series of Notes shall be in fully registered form without coupons in denominations of $2,000 of principal amount or any integral multiple of $1,000 in excess thereof.

Section 1.06. Place of Payment. The Place of Payment for the Notes and the place or places where the Notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to the Company in respect of the Notes is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

Section 1.07. Redemption. (a) There shall be no sinking fund for the retirement of the Notes.

(b) The Company, at its option, may redeem each series of Notes in accordance with the provisions and at the respective Redemption Price set forth under the captions “Optional Redemption” and “Notice of Redemption” in the 2023 Notes and 2043 Notes, respectively, and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

Section 1.08. Stated Maturity. The date on which the principal of the 2023 Notes is due and payable, unless accelerated, redeemed or required to be repurchased pursuant to the Indenture, shall be November 1, 2023. The date on which the principal of the 2043 Notes is due and payable, unless accelerated, redeemed or required to be repurchased pursuant to the Indenture, shall be November 1, 2043.

Section 1.09. Discharge of Liability on the Notes. The Notes may be discharged by the Company in accordance with the provisions of Article Four of the Indenture, as amended by Section 2.05 hereof.

Section 1.10. Other Terms of the Notes. Without limiting the foregoing provisions of this Article 1, the terms of the 2023 Notes and the 2043 Notes, respectively, shall be as set forth in the form of the 2023 Notes and the form of the 2043 Notes set forth in Annex A and Annex B hereto and as provided in the Indenture.

ARTICLE 2

AMENDMENTS TO THE INDENTURE

Section 2.01. Amendments Applicable Only to Notes. The amendments contained herein shall apply to each series of Notes only and not to any other series of Security issued under the Indenture, and any covenants provided herein are expressly being included solely for the benefit of such series of Notes and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any Notes Outstanding of such series.

Section 2.02. Definitions. Section 101 of the Indenture is hereby amended, subject to Section 2.01 hereof and with respect to the 2023 Notes and the 2043 Notes only, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

“Agent Members” has the meaning specified in Section 1.01(a).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures that are applicable to such transfer or exchange of the Depositary and its direct or indirect participants, including, if applicable, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, which may change from time to time.

“Capital Stock” or “capital stock” of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of equity interests (however designated) issued by that Person.

“Certificated Security” means a Security that is in substantially the form attached hereto as Annex A or Annex B, respectively, and that does not include the information or the schedule called for by footnotes 1, 2 and 3 of Annex A and footnotes 4, 5 and 6 of Annex B.

“Comparable Treasury Issue” means, with respect to each series of Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Company obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and determined in accordance with generally accepted accounting principles.

“Consolidated Net Worth” means, at any time, the Net Worth of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Corporate Trust Office” means the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York, 10286.

“Depositary” has the meaning specified in Section 1.01(a).

“DTC” has the meaning specified in Section 1.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute.

“Funded Debt” means indebtedness of the Company or a Subsidiary owning Restricted Property maturing by its terms more than one year after its creation and indebtedness classified as long term debt under generally accepted accounting principles, and in each case ranking at least pari passu with the Securities.

“GAAP” means generally accepted accounting principles as in effect on the date of determination in the United States.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Annex A or Annex B, respectively, and that includes the information and schedule called for by footnotes 1, 2 and 3 of Annex A and footnotes 4, 5 and 6 of Annex B and which is deposited with the Depositary or the Securities Custodian and registered in the name of the Depositary or its nominee.

“Indenture” has the meaning specified in the recitals.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Issue Date” of any series of Notes means the date on which such Notes were originally issued or deemed issued as set forth on the face of such Notes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest.

“Net Worth” means, at any time with respect to the Company or a Subsidiary thereof, the net worth of the Company or such Subsidiary, as the case may be, determined in accordance with GAAP.

“Notes” has the meaning specified in the recitals.

“Redemption Date” means any date fixed for redemption of Notes by or pursuant to the Indenture.

“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC and a Primary Treasury Dealer (defined herein) selected by Wells Fargo Securities, LLC and, in each case, their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotation” means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third Business Day preceding the Redemption Date for the Notes being redeemed.

“Restricted Property” means (1) any drilling rig or drillship which is leased by the Company or any Subsidiary as a lessee, or greater than a 50% interest in which is owned by the Company or any Subsidiary, and which is used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such drilling rig or drillship, or portion thereof, shall be deemed of material importance if its net book value is less than 2% of Consolidated Net Tangible Assets, or (2) any shares of capital stock or indebtedness of any Subsidiary owning any such drilling rig or drillship.

“Sale and Leaseback Transaction” means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) leases for a term, including renewals at the option of the lessee, of not more than five years, (2) leases between the Company and a Subsidiary or between Subsidiaries, (3) leases of a Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Restricted Property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Securities” means any securities authenticated and delivered under the Indenture, as the same may be amended or supplemented, including the 2023 Notes and 2043 Notes.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Significant Subsidiary” means any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth of the Company and its Subsidiaries.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided, however, that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease (including the effective interest rate on any original issue discount Securities), which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 1010.

“2023 Notes” has the meaning specified in the recitals.

“Additional 2023 Notes” has the meaning specified in Section 1.01(d).

“Original 2023 Notes” has the meaning specified in the recitals.

“2043 Notes” has the meaning specified in the recitals.

“Additional 2043 Notes” has the meaning specified in Section 1.01(e).

“Original 2043 Notes” has the meaning specified in the recitals.

Section 2.03. Registration, Registration of Transfer and Exchange. The Indenture is hereby amended, subject to Section 2.01 hereof and with respect to each series of Notes only, by replacing the seventh paragraph of Section 305 with the following paragraph:

The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Notes so selected for redemption in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 2.04. Mutilated, Destroyed, Lost and Stolen Securities. The Indenture is hereby amended, subject to Section 2.01 hereof and with respect to each series of Notes only, by replacing the second paragraph of Section 306 with the following paragraph:

In case any such mutilated, destroyed, lost or stolen Security has or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article Eleven, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Section 2.05. Amendment of Article Four of the Indenture. Article Four of the Indenture is hereby amended, subject to Section 2.01 hereof and with respect to each series of Notes only, by deleting Sections 401 and 403 and replacing those sections with the following:

Section 401 Discharge of Liability on Securities.

When (i) the Company delivers to the Trustee or any Paying Agent all Outstanding Notes of a series (other than Notes of such series replaced pursuant to Section 306) for cancellation or (ii) all Outstanding Notes of a series have become due and payable and the Company has deposited with the Trustee or any Paying Agent cash sufficient to pay all amounts due and owing on the Notes of such series (other than Notes of such series replaced pursuant to Section 306), and the Company has paid all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 607, cease to be of further effect with respect to Notes of such series, except for the indemnification of the Trustee, which shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture with respect to the Notes of such series on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders of such series of Notes with respect to such money or securities for that period commencing after the return thereof.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Notes, the obligations of the Company and the rights of the Trustee with respect to that series under Section 607 shall survive and the obligations of the Trustee under this sentence, the second paragraph of this Section 401, Sections 402 and 1003 shall survive.

Section 2.06. Amendment to Section 501 of the Indenture. Section 501 of the Indenture is hereby amended, subject to Section 2.01 hereof and with respect to each series of Notes only, by deleting subsections (1), (2), (3), (4), (5) and (6) thereof, and inserting the following as new subsections (1), (2), (3), (4), (5) and (6) thereof:

(1) default in the payment of any interest upon such series of Notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal amount at its Maturity on such series of Notes or the Redemption Price for such series of Notes by the Company; or

(3) a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company or a Subsidiary or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Subsidiary, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, is in excess of $100.0 million principal amount (excluding any such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which Subsidiary is nonrecourse to the Company or any other Subsidiary), which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of such series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(4) default by the Company in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company or a Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6) the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by either the Company or a Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or the making by either the Company or a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or a Significant Subsidiary in writing of an inability to pay the debts of either the Company or a Significant Subsidiary generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action.

Section 2.07. Amendment to Section 801 of the Indenture. Section 801 of the Indenture is hereby amended, subject to Section 2.01 hereof and with respect to each series of Notes only, by deleting subsection (1) thereof, and inserting the following as new subsection (1) thereof:

(1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

Section 2.08. Amendment to Section 902 of the Indenture. Section 902 of the Indenture is hereby amended, subject to Section 2.01 hereof and with respect to each series of Notes only, by inserting the following to the end of the first paragraph:

(4) Adversely affect the repurchase or redemption provisions of the Indenture or this Eighth Supplemental Indenture.

Section 2.09. Amendment to Article Ten of the Indenture. Article Ten of the Indenture is hereby amended, subject to Section 2.01 hereof and with respect to each series of Notes only, by adding the following sections thereto:

Section 1006 Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposition is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

Section 1007 Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1008 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 to 1010, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of Outstanding Notes of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1009 Limitation on Liens.

The Company shall not create, assume or suffer to exist any Lien on any Restricted Property to secure any debt of the Company, any Subsidiary or any other Person, or permit any Subsidiary so to do, without making effective provision whereby the Notes then outstanding and having the benefit of this Section shall be secured by a Lien equally and ratably with such debt for so long as such debt shall be so secured, except that the foregoing shall not prevent the Company or any Subsidiary from creating, assuming or suffering to exist Liens of the following character:

(1) any Lien existing on the Issue Date of the Notes;

(2) any Lien existing on Restricted Property owned or leased by a corporation at the time it becomes a Subsidiary;

(3) any Lien existing on Restricted Property at the time of the acquisition thereof by the Company or a Subsidiary;

(4) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the acquisition of Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Restricted Property;

(5) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures debt which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property;

(6) any Lien securing debt of a Subsidiary owing to the Company or to another Subsidiary;

(7) any Lien in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality of political subdivision try of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;

(8) Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

(9) pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Subsidiary, or deposits in connection with obtaining or maintaining self insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(10) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;

(11) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(12) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (11) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and

(13) any Lien not permitted by clauses (1) through (12) above securing debt that, together with the aggregate outstanding principal amount of all other debt of the Company and its Subsidiaries secured by Liens which would otherwise be prohibited by the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 1010 but for this clause (13), does not at any time exceed 10% of Consolidated Net Tangible Assets.

Section 1010 Limitation on Sale And Leasebacks.

The Company shall not enter into any Sale and Leaseback Transaction covering any Restricted Property, nor permit any Subsidiary so to do, unless either:

(1) the Company or such Subsidiary would be entitled to incur debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the Outstanding Notes) because such Liens would be of such character that no violation of the provisions of Section 1009 would result, or

(2) the Company during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of Restricted Property or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.01. Integral Part. This Eighth Supplemental Indenture constitutes an integral part of the Indenture with respect to each series of Notes only.

Section 3.02. General Definitions. For all purposes of this Eighth Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(b) the terms “herein”, “hereof’, “hereunder” and other words of similar import refer to this Eighth Supplemental Indenture.

Section 3.03. Adoption, Ratification and Confirmation. The Indenture, as supplemented and amended by this Eighth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Eighth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Eighth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 3.04. Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 3.05. Governing Law. THIS EIGHTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

Section 3.06. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 3.07. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.08. Severability of Provisions. In case any provision in this Eighth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.09. Successors and Assigns. All covenants and agreements in this Eighth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 3.10. Benefit of Eighth Supplemental Indenture. Nothing in this Eighth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the respective Holders of the 2023 Notes or 2043 Notes, any benefit or any legal or equitable right, remedy or claim under this Eighth Supplemental Indenture.

Section 3.11. Acceptance by Trustee. The Trustee accepts the amendments to the Indenture effected by this Eighth Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Eighth Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Eighth Supplemental Indenture and the Trustee makes no representation with respect thereto. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be deemed to have notice of any Default or Event of Default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder. When the Trustee incurs expenses or renders services in connection with an Event of Default specified herein, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 3.12. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first written above.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ William C. Long

Name: William C. Long
Title: Senior Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien

Name: Laurence J. O’Brien
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

ANNEX A

GLOBAL SECURITY

[FORM OF FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE ONE OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]1

[1]	These paragraphs should be included only if the Security is a Global Security.

[FORM OF FACE OF SECURITY]

DIAMOND OFFSHORE DRILLING, INC.

3.45% Senior Notes due 2023

Issue Date:	Principal Amount: $

CUSIP: 25271CAM4

Registered: No.	ISIN: US25271CAM47

Diamond Offshore Drilling, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                                          DOLLARS ($                    ) on November 1, 2023, [or such greater or lesser amount as is indicated in the Schedule of Exchanges of Securities on the other side of this 2023 Note]2 and to pay interest thereon from November 5, 2013 or from the most recent date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 in each year (each, an “Interest Payment Date”), commencing May 1, 2014, at the rate of 3.45% per annum, until the principal hereof is paid or duly made available for payment. Interest on these 2023 Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2023 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this 2023 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of 2023 Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2023 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the principal of and interest, if any, on this 2023 Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

[2]	To be included only if the Security is a Global Security.

Reference is hereby made to the further provisions of this 2023 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2023 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

DIAMOND OFFSHORE DRILLING, INC.

By:
Name:
Title:

Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Authorized Signature

Date of Authentication:

[FORM OF REVERSE SIDE OF SECURITY]

DIAMOND OFFSHORE DRILLING, INC.

3.45% SENIOR NOTES DUE 2023

This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 4, 1997, as amended by the Eighth Supplemental Indenture thereto, dated as of November 5, 2013 (as so amended, herein called the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor under the Indenture to The Chase Manhattan Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the “2023 Notes”), created pursuant to the Eighth Supplemental Indenture. Capitalized terms used and not otherwise defined in this 2023 Note are used as defined in the Indenture.

The 2023 Notes are general unsecured and unsubordinated obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

Interest on Overdue Amounts

If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described under “Optional Redemption” or upon the Stated Maturity of this 2023 Note) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.45% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

Method of Payment

Payments in respect of principal of and interest, if any, on the 2023 Notes shall be made by the Company in immediately available funds.

Paying Agent and Security Registrar

Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

Optional Redemption

No sinking fund is provided for the 2023 Notes.

The Company may redeem the 2023 Notes prior to August 1, 2023, in whole or in part, at a Redemption Price, calculated by the Company, equal to the greater of:

(1) 100% of the principal amount of the 2023 Notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest (other than interest accruing to the Redemption Date) on the 2023 Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points.

The Company may redeem the 2023 Notes on or after August 1, 2023, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof.

In the case of any redemption, the Company will pay accrued and unpaid interest, if any, on the principal amount of the 2023 Notes being redeemed to, but excluding, the Redemption Date.

On and after the Redemption Date for the 2023 Notes, interest will cease to accrue on the 2023 Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price. On or before the Redemption Date for the 2023 Notes, the Company will deposit with the Paying Agent or the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Indenture), funds sufficient to pay the Redemption Price of the 2023 Notes to be redeemed on such Redemption Date. If less than all of the 2023 Notes are to be redeemed, the 2023 Notes to be redeemed will be selected by the Trustee (i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate; provided however that no 2023 Notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of Redemption

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each holder of the 2023 Notes to be redeemed; provided however that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice. Once notice of redemption is mailed, the 2023 Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2023 Note is registrable in the Security Register, upon surrender of this 2023 Note for registration or transfer at the office or agency in a Place of Payment for the 2023 Notes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2023 Notes, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this 2023 Note, 2023 Notes are exchangeable for a like aggregate principal amount of 2023 Notes of a different authorized denomination as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 2023 Note for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this 2023 Note is registered as the owner hereof for all purposes, whether or not this 2023 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Amendment, Supplement and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2023 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2023 Note and of any 2023 Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2023 Note.

Successor Corporation

When a successor corporation assumes all the obligations of its predecessor under the 2023 Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

Defaults and Remedies

Under the Indenture, Events of Default include (i) default in the payment of interest when it becomes due and payable which default continues for a period of 30 days; (ii) default in payment of the principal amount or Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company or any Subsidiary having an aggregate outstanding principal amount of in excess of $100,000,000 (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which is nonrecourse to the Company or any other Subsidiary), which default shall be with respect to payment or shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled, subject to notice and passage of time; and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal amount through the acceleration date of and accrued and unpaid interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of and accrued and unpaid interest on the Securities Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

No Recourse Against Others

No recourse shall be had for the payment of the principal of or the interest, if any, on this 2023 Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Authentication

This 2023 Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this 2023 Note.

Indenture to Control; Governing Law

In the case of any conflict between the provisions of this 2023 Note and the Indenture, the provisions of the Indenture shall control.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this 2023 Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

SCHEDULE OF EXCHANGES OF SECURITIES3

The following exchanges or redemptions of a part of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of the Global Security

[3]	This schedule should be included only if the Security is a Global Security.

ANNEX B

GLOBAL SECURITY

[FORM OF FACE OF SECURITY]

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE ONE OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]4

[4]	These paragraphs should be included only if the Security is a Global Security.

[FORM OF FACE OF SECURITY]

DIAMOND OFFSHORE DRILLING, INC.

4.875% Senior Notes due 2043

Issue Date:	Principal Amount: $

CUSIP: 25271CAN2

Registered: No.	ISIN: US25271CAN20

Diamond Offshore Drilling, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                                          DOLLARS ($                    ) on November 1, 2043, [or such greater or lesser amount as is indicated in the Schedule of Exchanges of Securities on the other side of this 2043 Note]5 and to pay interest thereon from November 5, 2013 or from the most recent date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 in each year (each, an “Interest Payment Date”), commencing May 1, 2014, at the rate of 4.875% per annum, until the principal hereof is paid or duly made available for payment. Interest on these 2043 Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2043 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this

[5]	To be included only if the Security is a Global Security.

2043 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of 2043 Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2043 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

Payment of the principal of and interest, if any, on this 2043 Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this 2043 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2043 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

DIAMOND OFFSHORE DRILLING, INC.

By:
Name:
Title:

Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

Authorized Signature

Date of Authentication:

[FORM OF REVERSE SIDE OF SECURITY]

DIAMOND OFFSHORE DRILLING, INC.

4.875% SENIOR NOTES DUE 2043

This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 4, 1997, as amended by the Eighth Supplemental Indenture thereto, dated as of November 5, 2013 (as so amended, herein called the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor under the Indenture to The Chase Manhattan Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the “2043 Notes”), created pursuant to the Eighth Supplemental Indenture. Capitalized terms used and not otherwise defined in this 2043 Note are used as defined in the Indenture.

The 2043 Notes are general unsecured and unsubordinated obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

Interest on Overdue Amounts

If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described under “Optional Redemption” or upon the Stated Maturity of this 2043 Note) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.875% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

Method of Payment

Payments in respect of principal of and interest, if any, on the 2043 Notes shall be made by the Company in immediately available funds.

Paying Agent and Security Registrar

Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

Optional Redemption

No sinking fund is provided for the 2043 Notes.

The Company may redeem the 2043 Notes prior to May 1, 2043, in whole or in part, at a Redemption Price, calculated by the Company, equal to the greater of:

(1) 100% of the principal amount of the 2043 Notes to be redeemed; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest (other than interest accruing to the Redemption Date) on the 2043 Notes being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points.

The Company may redeem the 2043 Notes on or after May 1, 2043, in whole or in part, at a Redemption Price equal to 100% of the principal amount thereof.

In the case of any redemption, the Company will pay accrued and unpaid interest, if any, on the principal amount of the 2043 Notes being redeemed to, but excluding, the Redemption Date.

On and after the Redemption Date for the 2043 Notes, interest will cease to accrue on the 2043 Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price. On or before the Redemption Date for the 2043 Notes, the Company will deposit with the Paying Agent or the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003 of the Indenture), funds sufficient to pay the Redemption Price of the 2043 Notes to be redeemed on such Redemption Date. If less than all of the 2043 Notes are to be redeemed, the 2043 Notes to be redeemed will be selected by the Trustee (i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate; provided however that no 2043 Notes of a principal amount of $2,000 or less shall be redeemed in part.

Notice of Redemption

Notice of any redemption will be mailed at least 15 days but not more than 60 days before the Redemption Date to each holder of the 2043 Notes to be redeemed; provided however that if the Trustee is asked to give such notice it shall be notified in writing of such request at least 15 days prior to the date of the giving of such notice. Once notice of redemption is mailed, the 2043 Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2043 Note is registrable in the Security Register, upon surrender of this 2043 Note for registration or transfer at the office or agency in a Place of Payment for the 2043 Notes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2043 Notes, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this 2043 Note, 2043 Notes are exchangeable for a like aggregate principal amount of 2043 Notes of a different authorized denomination as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this 2043 Note for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this 2043 Note is registered as the owner hereof for all purposes, whether or not this 2043 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Amendment, Supplement and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2043 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2043 Note and of any 2043 Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2043 Note.

Successor Corporation

When a successor corporation assumes all the obligations of its predecessor under the 2043 Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

Defaults and Remedies

Under the Indenture, Events of Default include (i) default in the payment of interest when it becomes due and payable which default continues for a period of 30 days; (ii) default in payment of the principal amount or Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company or any Subsidiary having an aggregate outstanding principal amount of in excess of $100,000,000 (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which is nonrecourse to the Company or any other Subsidiary), which default shall be with respect to payment or shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled, subject to notice and passage of time; and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal amount through the acceleration date of and accrued and unpaid interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of and accrued and unpaid interest on the Securities Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

No Recourse Against Others

No recourse shall be had for the payment of the principal of or the interest, if any, on this 2043 Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Authentication

This 2043 Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this 2043 Note.

Indenture to Control; Governing Law

In the case of any conflict between the provisions of this 2043 Note and the Indenture, the provisions of the Indenture shall control.

THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

Abbreviations and Definitions

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this 2043 Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

SCHEDULE OF EXCHANGES OF SECURITIES6

The following exchanges or redemptions of a part of this Global Security have been made:

Date of Transaction	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of the Global Security

[6]	This schedule should be included only if the Security is a Global Security.